UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2013

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 20, 2013, Vertex Energy, Inc. (the “Company”) entered into a purchase agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”), relating to the underwritten registered offering (the “Offering”) of 2,950,261 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at an offering price to the public of $2.80 per Share (the “Offering Price”).  Under the terms of the Underwriting Agreement the Company has also granted the Underwriter a 30-day option to purchase up to an additional 442,539 Shares to cover over-allotments, if any, at the Offering Price.  The net proceeds to the Company from the sale of the Shares are expected to be approximately $7.46 million, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company, assuming no exercise by the Underwriter of its over-allotment option.  The Offering is expected to close on or about November 26, 2013, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-189107) filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2013 and declared effective by the SEC on July 10, 2013, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the Offering.  A copy of the opinion of Company’s counsel, The Loev Law Firm, PC, relating to the Shares proposed to be sold in the Offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report of Form 8-K and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS

On November 21, 2013, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of proceeds from the Offering and the closing of the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriter fulfilling its obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the Offering. Risk factors that may cause actual results to differ are discussed in the Company’s Securities and Exchange Commission filings. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 20, 2013, by and among Vertex Energy, Inc. and Craig-Hallum Capital Group LLC

5.1*	Opinion of The Loev Law Firm, PC

23.1*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

99.1**	Press Release Dated November 21, 2013

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: November 21, 2013	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 20, 2013, by and among Vertex Energy, Inc. and Craig-Hallum Capital Group LLC

5.1*	Opinion of The Loev Law Firm, PC

23.1*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

99.1**	Press Release Dated November 21, 2013

* Filed herewith.

** Furnished herewith.